Exhibit 10.24
SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of January 30, 2025 (this “Sixth Amendment”), by and among Surpique Acquisition Limited, a limited company organized under the laws of England and Wales (“Parent”), Farfetch US Holdings, Inc., a Delaware corporation (the “Borrower”), each Lender (as defined below) party hereto and GLAS USA LLC, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, Parent, Farfetch Osprey Limited, a private limited liability company organized under the laws of England and Wales, each of the financial institutions party thereto as lenders from time to time (collectively, the “Lenders” and each individually, a “Lender”), the Administrative Agent and the Collateral Agent are party to that certain Credit Agreement, dated as of October 20, 2022 (as amended by the First Amendment to Credit Agreement, dated as of April 7, 2023, the Second Amendment to Credit Agreement, dated as of August 11, 2023, the Third Amendment to Credit Agreement, dated as of December 18, 2023, the Fourth Amendment to Credit Agreement, dated as of January 18, 2024, and the Fifth Amendment to Credit Agreement, Accession and Fee Agreement, dated as of January 30, 2024, and as further amended, restated, supplemented or otherwise modified from time to time prior to the Sixth Amendment Effective Date (as defined below), the “Existing Credit Agreement” and, as amended by this Sixth Amendment, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein having the meanings set forth in the Credit Agreement).

WHEREAS, the Borrower, Parent and the Lenders party hereto (which Lenders together constitute the Required Lenders (collectively, the “Consenting Lenders”)) each agree (i) that the Administrative Agent (acting at the direction of the Consenting Lenders) and the Consenting Lenders shall waive certain outstanding Events of Default as more fully set forth in Section 2 of this Sixth Amendment and (ii) to make certain other amendments to the Credit Agreement as more fully set forth in Section 1 of this Sixth Amendment.

WHEREAS, pursuant to and in accordance with Section 10.01 of the Existing Credit Agreement, the Borrower hereby requests, and the Consenting Lenders agree, that the Existing Credit Agreement be amended as set forth in Section 1 of this Sixth Amendment, and which amendments shall be effective, upon the satisfaction of the conditions set forth in Section 3 hereof.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Amendments to Existing Credit Agreement. Pursuant to and in accordance with Section 10.01 of the Existing Credit Agreement and subject to the satisfaction (or waiver) of the conditions set forth in Section 3 hereof, effective as of the Sixth Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:

(a)Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definition in proper alphabetical sequence:

“Sixth Amendment Effective Date” means January 30, 2025.

(b)Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of “Approved Sale Investor Equity Commitments” set forth therein in its entirety to read as follows:

“Approved Sale Investor Equity Commitments” means the equity commitments provided by Coupang and Greenoaks Capital Opportunities Fund V LP (collectively, the “Surpique Investors”) to Surpique LP pursuant to that certain Amended and Restated Limited Partnership Agreement, dated as of January 30, 2024 (as amended by that certain Amendment No. 1 to the Amended and Restated Limited Partnership Agreement of Surpique LP, dated as of January 30, 2025, the “A&R LPA”), by and among Surpique LP, Surpique GP LLC and the applicable Surpique Investors in an aggregate amount not to exceed, as of any date of determination, the equity commitments as of such date in accordance with the A&R LPA and the related equity commitments of Surpique LP and Holdings to, respectively, Holdings and Parent pursuant to the Subscription Agreements (as defined in the Fifth Amendment). As of the Sixth Amendment Effective Date and after giving effect to the Approved Sale Investor Equity Contributions funded prior to the Sixth Amendment Effective Date, the unfunded Approved Sale Investor Equity Commitments equal $148,000,000 in the aggregate.

(c)Section 2.05(b)(ii)(B) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(B)    If, on and after the Sixth Amendment Effective Date, Parent or any other Loan Party receives any Italian VAT Receivables, the Borrower shall (x) notify the Administrative Agent of such receipt and (y) prepay an aggregate principal amount of Term Loans (not to exceed $125,000,000 in the aggregate) in an amount equal to 100% of such Italian VAT Receivables, net of any penalty payments imposed by the Italian tax authority directly attributed to the release of such Italian VAT Receivables, within three Business Days after receipt thereof by Parent or such Loan Party (and no less than one Business Day following the notification of the Administrative Agent (or such shorter period agreed to by the Administrative Agent)) and identify to the Administrative Agent that such prepayment is made under this Section 2.05(b)(ii)(B).”

(d)Section 8.01(l) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(l)    Approved Sale Investor Equity Commitments. Any of the Approved Sale Investor Equity Commitments or the Approved Sale Investor Equity Contribution Documents are terminated, or the Surpique Investors, Surpique LP or Holdings contest the validity or enforceability thereof, in each case, on and from the Fifth Amendment Effective Date through the Longstop Date (as defined in the A&R LPA).”

(e)Section 10.04(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) to pay or reimburse the Administrative Agent, the Collateral Agent, the other Agents and each Lender for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement, the other Loan Documents or the Approved Sale Investor Equity Contribution Documents (including all such costs and expenses incurred during any legal proceeding, any proceeding under any Debtor Relief

Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, one counsel to the Collateral Agent, one counsel to the other Agents, and one counsel to the Lenders taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and of special counsel for each relevant specialty, in each case, limited to jurisdictions material to the interests of the Lenders and, in the event of any actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction for each Agent, Lender or group of similarly affected Lenders subject to such conflict after notification to the Borrower, or otherwise agreed by the Borrower).”

SECTION 2.    Limited Waiver. Subject to the satisfaction (or waiver) of the conditions set forth in Section 3 hereof, on the Sixth Amendment Effective Date, the Consenting Lenders and the Administrative Agent (acting at the direction of the Consenting Lenders) hereby waive (a) any Defaults or Events of Default that have occurred and are continuing under Section 8.01(f) of the Existing Credit Agreement as a result of any Material Subsidiary being subject to a Composizione negoziata per la soluzione della crisi d’impresa process under the Laws of Italy (collectively, the “Specified Default”) and (b) any other Default or Event of Default that now exists as a result of the Specified Default (including any Default or Event of Default arising out of the failure to provide notice of the Specified Default pursuant to Section 6.03(a) of the Existing Credit Agreement). The waiver provided for in this Section 2 is limited in nature and nothing contained herein is intended or shall be deemed or construed (A) to constitute a waiver of any future compliance with any term or provision of any Loan Document or applicable law or (B) to establish a custom or course of dealing between the Loan Parties, on the one hand, and the Administrative Agent and/or any Lender, on the other hand.

SECTION 3.    Conditions of Effectiveness. The effectiveness of this Sixth Amendment (including the amendments contained in Section 1 and the waiver contained in Section 2; provided that the direction contained in Section 11 shall become effective on the date that the Collateral Agent shall have received a signed counterpart of this Sixth Amendment from the Borrower, Parent, the Consenting Lenders and the Administrative Agent) is subject to the satisfaction (or waiver) of the following conditions (the date of satisfaction (or waiver) of such conditions being referred to herein as the “Sixth Amendment Effective Date”):

(a)this Sixth Amendment shall have been duly executed by, and the Administrative Agent shall have received a signed counterpart of this Sixth Amendment from, the Borrower, Parent, the Consenting Lenders and the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method);

(b)the Approved Sale Investor Equity Contribution Documents shall have been amended in form and substance reasonably satisfactory to the Consenting Lenders;

(c)the Borrower shall have paid, or substantially concurrently with the Sixth Amendment Effective Date shall pay (or cause to be paid), all reasonable and documented out-of-pocket fees, charges and disbursements due and payable under the Loan Documents (including, for the avoidance of doubt, under the amended Section 10.04(b) set forth in Section 1 hereto) on or prior to the Sixth Amendment Effective Date (including fees, charges and disbursements of counsel to the Administrative Agent, consisting of White & Case LLP, counsel to the Collateral Agent, consisting of Seward & Kissel LLP, and counsel to the Lenders, consisting of Milbank LLP and PedersoliGattai; and

(d)after giving effect to this Sixth Amendment and the waiver set forth in Section 2, no Default or Event of Default is existing on and as of the Sixth Amendment Effective Date.

The Administrative Agent (acting at the direction of the Consenting Lenders) shall notify the Collateral Agent in writing (with email by the Administrative Agent’s counsel to the Collateral Agent’s counsel being sufficient) of the occurrence of the Sixth Amendment Effective Date, which determination the Collateral Agent shall be entitled to conclusively rely on.

    SECTION 4.     Effects on Loan Documents; Representations.

    (a)    Except as expressly amended or waived herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b)    Except as expressly set forth herein, the execution, delivery and effectiveness of this Sixth Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or the Collateral Agent under any of the Loan Documents, nor in any way limit, impair or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Loan Documents.

(c)    On and after the Sixth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “Existing Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Credit Agreement, and this Sixth Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(d)    Nothing herein shall be deemed to entitle the Parent, the Borrower or any other Loan Party to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(e)    Nothing herein contained is intended by the parties to be, or shall be, construed as a substitution or novation of the instruments, documents and agreements securing the Obligations, which shall remain in full force and effect. Nothing in this Sixth Amendment shall be construed as a release or other discharge of any Loan Party from any of its obligations and liabilities under the Loan Documents, all of which are continued on the terms set forth in the Credit Agreement and the other Loan Documents.

(f)    Each of the Borrower and Parent hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Sixth Amendment and the waiver set forth in Section 2, no Default or Event of Default exists on and as of the Sixth Amendment Effective Date.

    SECTION 5.     Expense Reimbursement, Hold Harmless and Indemnification.

    (a)    The Borrower hereby confirms that the expense reimbursement and indemnification provisions set forth in Sections 10.04 and 10.05 of the Credit Agreement shall apply to this Sixth Amendment and the transactions contemplated hereby.

(b)    Notwithstanding anything in the Loan Documents to the contrary, none of the Administrative Agent, the Collateral Agent or any of their respective Related Parties (each of the foregoing, an “Agent-Related Person”) shall be liable to any Lender or any of their respective affiliates, equity holders or debt holders for any losses, costs, damages or liabilities incurred, directly or indirectly, as a result of any Agent-Related Person, or their counsel or other representatives, taking any action in accordance with this Sixth Amendment or any transactions related thereto.

SECTION 6.     Amendments; Severability.

(a)    This Sixth Amendment may not be amended, nor may any provision hereof be waived, except by written agreement in accordance with Section 10.01 of the Credit Agreement.

(b)    To the extent any provision of this Sixth Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Sixth Amendment in any jurisdiction.

    SECTION 7.     Governing Law; Waiver of Jury Trial; Jurisdiction. THIS SIXTH AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SIXTH AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 10.15(b), 10.15(c), 10.16 and 10.17 the Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 8. Headings. Section headings in this Sixth Amendment are included herein for convenience of reference only, are not part of this Sixth Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Sixth Amendment.

SECTION 9. Counterparts; Electronic Signatures. This Sixth Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF or other electronic means shall have the same force and effect as manual signatures delivered in person. The words “execution”, “execute”, “signed”, “signature” and words of like import herein or in any document to be signed in connection with this Sixth Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state Laws based on the Uniform Electronic Transactions Act. The Administrative Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

SECTION 10.     Reaffirmation. Each of Parent and the Borrower, on behalf of itself and each other Loan Party, expressly acknowledges the terms of this Sixth Amendment and reaffirms, as of the Sixth Amendment Effective Date, that the guarantee of the Obligations under the Guaranty and the grant of Liens on the Collateral to secure the Obligations (or the Secured Obligations, as defined in the

Collateral Documents) pursuant to each Collateral Document, in each case, is in full force and effect and extends to the Obligations (and the Secured Obligations) of the Loan Parties under the Loan Documents, subject to any limitations set out in the Credit Agreement and any other Loan Document. None of the execution, delivery, performance or effectiveness of this Sixth Amendment nor the modification of the Existing Credit Agreement, in each case, effected pursuant hereto (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) is intended to or will create a registerable Lien or requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens. Each of Parent and the Borrower, on behalf of itself and each other Loan Party, in respect of the Collateral Documents, confirms that at the time of the execution and delivery of such Collateral Documents, it was expressly agreed that the Liens created thereunder were intended to secure the Obligations, as amended, modified, novated, supplemented or restated from time to time. The security under the Collateral Documents as security for the Obligations as amended by this Sixth Amendment is thus hereby confirmed and ratified.

SECTION 11.    VAT Proceeds Account. The Consenting Lenders, together constituting the Required Lenders, hereby direct the Collateral Agent on the first Business Day following the date hereof to withdraw 100% of the amounts on deposit in the VAT Proceeds Account as of the date hereof and to distribute such amounts to the Administrative Agent at the Administrative Agent’s Office to prepay the Term Loans in accordance with Section 2.05(b) of the Existing Credit Agreement.

SECTION 12.     Capital Call Revoked; Release. Subject to the satisfaction (or waiver) of the conditions set forth in Section 3 hereof, on the Sixth Amendment Effective Date, the Consenting Lenders hereby acknowledge and agree that the letter dated as of December 4, 2024 (the “Capital Call Letter”), sent from the Required Lenders (as defined in the Existing Credit Agreement) to the Surpique Investors, which set forth the terms on which the Lenders party thereto were exercising the third-party beneficiary rights of the Lenders under the Approved Sale Investor Equity Contribution Documents, is hereby revoked and of no further force and effect from this date forward with respect to the Specified Default; provided that, for the avoidance of doubt, the foregoing shall not operate as a waiver of any right, power or remedy of any Lender under any of the Approved Sale Investor Equity Contribution Documents, nor in any way limit, impair or otherwise affect the rights and remedies of the Lenders under the Approved Sale Investor Equity Contribution Documents, with respect to any Event of Default (whether now existing or in the future occurring) other than the Specified Default, nor shall it establish a custom or course of dealing between the Surpique Investors, on the one hand, and any Lender, on the other hand. Each of the Borrower and Parent, on behalf of itself, each other Loan Party and its and their Affiliates, and each of their successors, representatives, assignees and, whether or not claimed by right of, through or under the name of the Borrower, Parent or any other Loan Party, past, present and future employees, agents, representatives, officers, directors, members, managers, principals, affiliates, subsidiaries, divisions, predecessors, shareholders, trustees, consultants, experts, advisors, attorneys and other professionals (each, a “Releasing Party” and, collectively, the “Releasing Parties”) does hereby fully, finally, and forever remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Lenders, the Administrative Agent, the Collateral Agent and their respective affiliates, successors, representatives, assignees and past, present and future employees, agents, representatives, officers, directors, members, managers, principals, affiliates, subsidiaries, divisions, predecessors, shareholders, trustees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively, hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, defenses, rights of setoff, charges, demands, counterclaims, suits, debts, obligations, liabilities, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under any Debtor Relief Laws and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, circumstance, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with, in respect of or relating to the Specified Default and any other Default or Event of Default referred to in Section 2 hereof (together, the “Waived Defaults”) and any actions taken by the Required Lenders, the Administrative Agent or the Collateral Agent indirectly or directly in connection with any Waived Default (including, but not limited to, issuance of the Capital Call Letter by the Required Lenders pursuant to the terms of the A&R LPA), and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Each of the Borrower and Parent, on behalf of itself, each other Loan Party and its and their Affiliates, understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

SECTION 13.    Third-Party Beneficiaries. The Collateral Agent and the Lender Parties shall each be an express third-party beneficiary of this Sixth Amendment with rights to enforce the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered by their respective and proper and duly authorized officers as of the day and year first above written.

PARENT:

SURPIQUE ACQUISITION LIMITED

By: /s/ Pankaj Srivastava
Name:     Pankaj Srivastava
Title:     Director

BORROWER:

FARFETCH US HOLDINGS, INC.

By: /s/ Jonathan Lee
Name:    Jonathan Lee
Title:     Authorized Signatory

[Signature Page to Sixth Amendment]

SCULPTOR INVESTMENTS IV SARL, as a Lender

By: /s/ Hamza Moumayz
Name: Hamza Moumayz
Title: Manager

By: /s/ Szymon Dec
Name: Szymon Dec
Title: Manager

SCULPTOR INVESTMENTS V SARL, as a Lender

By: /s/ Hamza Moumayz
Name: Hamza Moumayz
Title: Manager

By: /s/ Szymon Dec
Name: Szymon Dec
Title: Manager

SCULPTOR INVESTMENTS VII SARL, as a Lender

By: /s/ Hamza Moumayz
Name: Hamza Moumayz
Title: Manager

By: /s/ Szymon Dec
Name: Szymon Dec
Title: Manager

[Signature Page to Sixth Amendment]

SCULPTOR INVESTMENTS VIII SARL, as a Lender

By: /s/ Hamza Moumayz
Name: Hamza Moumayz
Title: Manager

By: /s/ Szymon Dec
Name: Szymon Dec
Title: Manager

SCULPTOR INVESTMENTS IX SARL, as a Lender

By: /s/ Hamza Moumayz
Name: Hamza Moumayz
Title: Manager

By: /s/ Szymon Dec
Name: Szymon Dec
Title: Manager

[Signature Page to Sixth Amendment]

REDWOOD CAPITAL MANAGEMENT, LLC,
on behalf of the below Lenders

By: /s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: CEO

REDWOOD OPPORTUNITY MASTER FUND LTD
REDWOOD CAPITAL MANAGEMENT LLC-REDWOOD ENHANCED INCOME CORP REDWOOD MASTER FUND, LTD.
REDWOOD CAPITAL MANAGEMENT LLC-REDWOOD DRAWDOWN MASTER FUND III, L.P
[Signature Page to Sixth Amendment]

EMPYREAN INVESTMENTS, LLC, as a Lender

By: /s/ Jennifer Norman
Name: Jennifer Norman
Title: Authorized Person

[Signature Page to Sixth Amendment]

DIAMETER CAPITAL PARNTERS LP,
on behalf of its below Investment Funds that are Lenders

By: /s/ Michael Cohn
Name: Michael Cohn
Title: General Counsel & CCO

DIAMETER CAPITAL PARTNERS LP - DIAMETER MASTER FUND LP
DIAMETER CAPITAL PARTNERS LP - DCP TREE LP
DIAMETER CAPITAL PARTNERS LP - DIAMETER DISLOCATION MASTER FUND II LP
DIAMETER CAPITAL PARTNERS LP - DIAMETER CREDIT FUNDING I, LTD.
DIAMETER CAPITAL PARTNERS LP - DIAMETER CREDIT FUNDING II, LTD
DIAMETER CAPITAL PARTNERS LP - DIAMETER CREDIT FUNDING III, LTD.
DIAMETER CAPITAL PARTNERS LP - DIAMETER CREDIT FUNDING IV, LTD.
DIAMETER CLO ADVISORS LLC - DIAMETER CAPITAL CLO 1 LTD.
DIAMETER CLO ADVISORS LLC - DIAMETER CAPITAL CLO 2 LTD
DIAMETER CLO ADVISORS LLC - DIAMETER CAPITAL CLO 4 LTD.
DIAMETER CLO ADVISORS LLC - DIAMETER CAPITAL CLO 3 LTD.
DIAMETER CLO ADVISORS LLC - DIAMETER CAPITAL CLO 5 LTD
[Signature Page to Sixth Amendment]

ADMINISTRATIVE AGENT:

GLAS USA LLC, as Administrative Agent

By: /s/ Tarik Johnson
Name: Tarik Johnson
Title: Assistant Vice President

[Signature Page to Sixth Amendment]